UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRPH	OTC ID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The Securities and Exchange Commission requires disclosure of material changes and events that the registrant deems of importance to security holders via Form 8-K filings. On February 3, 2026, ProPhase Labs, Inc. (“The Company”) issued a press release announcing that it has initiated a potential sale or strategic partnership process for BE-Smart™, its clinically validated esophageal cancer risk stratification test. BE-Smart™ is a CLIA-certified, CAP-accredited laboratory-developed test (LDT) that is ready for commercialization under the LDT regulatory framework. The Company has initiated target outreach to more than seventy (70) potential acquirers.

The press release also provided a positive update on the progress of its Crown Medical Collections initiative relating to legacy COVID-19 testing receivables held by its laboratory subsidiaries currently in Chapter 11 proceedings. Based on recent analysis, the Company now believes that more than sixty percent (60%) of aggregate claims consist of commercial payors that partially reimbursed claims. This is generally associated with higher recovery rates and more favorable settlement dynamics.

A copy of the press release is furnished as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Press Release dated February 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: February 13, 2026